Exhibit 1(h)


            MERRILL LYNCH UTILITIES AND TELECOMMUNICATIONS FUND, INC.

                              ARTICLES OF AMENDMENT


      MERRILL LYNCH UTILITIES AND TELECOMMUNICATIONS FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name of the corporation is MERRILL LYNCH UTILITIES AND TELECOMMUNICATIONS FUND, INC.

      SECOND: The charter of the Corporation is hereby amended by deleting
Article II thereof in its entirety and inserting the following in lieu thereof:

                                   ARTICLE II

                                      NAME

      The name of the Corporation is

              BLACKROCK UTILITIES AND TELECOMMUNICATIONS FUND, INC.

      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 29th day of September, 2006.

      IN WITNESS WHEREOF, MERRILL LYNCH UTILITIES AND TELECOMMUNICATIONS FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the day of , 2006.


                                            MERRILL LYNCH UTILITIES AND
                                            TELECOMMUNICATIONS FUND, INC.


                                            By: _______________________________
                                                Donald C. Burke, Vice President

Witness:


______________________________
Alice A. Pellegrino, Secretary

      THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                                _______________________________
                                                Donald C. Burke, Vice President


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